Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253290-01

SUPPLEMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED MARCH 9, 2023

(To Prospectus dated February 19, 2021)

$400,000,000

Kentucky Utilities Company

5.450% First Mortgage Bonds due 2033

This Supplement No. 1 to Prospectus Supplement supplements and amends the Prospectus Supplement dated March 9, 2023 (the “Prospectus Supplement”). This Supplement No. 1 should be read together with the Prospectus Supplement and its accompanying prospectus dated February 19, 2021.

This Supplement No. 1 is being filed solely to amend page S-9 of the Prospectus Supplement to correct a typographical error in the Par Call Date. The Par Call Date is January 15, 2033 (the date that is three months prior to the Stated Maturity Date).

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this Supplement No. 1, the Prospectus Supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 17, 2023.